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                                             Registration No. 333-
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                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                              ----------
                               Form S-8

                        REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                             -----------
                       PCA INTERNATIONAL, INC.
       (Exact name of registrant, as specified in its charter)

          North Carolina                                 56-0888429
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)              Identification No.)

                     815 Matthews-Mint Hill Road
                    Matthews, North Carolina 28105
                            (704) 847-8011
              (Address of principal executive officers)
                            -------------

                        PCA International, Inc.
               1996 Omnibus Long-Term Compensation Plan
                       (Full title of the plan)

                            -------------

                           Bruce A. Fisher
                     815 Matthews-Mint Hill Road
                    Matthews, North Carolina 28105
               (Name and address of agent for service)
                            (704) 847-8011
    (Telephone number, including area code, of agent for service)
                            -------------
                   CALCULATION OF REGISTRATION FEE

                                                   Proposed
                                Amount to           maximum            Proposed maximum
Title of securities                 be         offering price per     aggregate offering        Amount of
 to be registered               registered          unit (1)               price (2)         registration fee
Common Stock ($0.20 par value)   811,550          $16.13 (2)            $13,086,244 (2)          $4,512
                                 shs. (1)

(1) Consists of 811,550 shares reserved for issuance pursuant to the PCA International, Inc. Omnibus Long-Term Compensation Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock of PCA International, Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

(2) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for the Common Stock on May 17, 1996 as reported on the NASDAQ National Market System.

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                           PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The information specified in Item 1 will be sent or given to employees and nonemployee directors as specified in Rule 428(b)(1) and is not required to be filed as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The information specified in Item 2 will be sent or given to employees and nonemployee directors as specified in Rule 428(b)(1) and is not required to be filed as a part of this Registration Statement.

                                PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents previously filed by PCA International, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      Annual Report on Form 10-K for the year ended January
28, 1996;

         (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in
(a) above; and

         (c) The description of the Corporation's Common Stock contained in the Corporation's registration statement filed under the Exchange Act on Form 8-A, (SEC File No. 0-8550), including any amendment or report filed for the purpose of updating such description.

    In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interest of Named Experts and Counsel

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach

                                II-1

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of duty as a director.  No such provision is effective to eliminate or limit a director's liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Corporation's articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

    Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent (i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

    In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any director or officer against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation ) arising out of the person's status as such or the person's activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Because the Corporation's bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act, the registrant may indemnify its directors, officers, employees and agents in advance with either the statutory or nonstatutory standard.

    Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer who is a party to a proceeding also may apply for and obtain court-ordered indemnification, as provided in Sections 55-8-54 and 55-8-56, if the court determines that such director or officer is entitled to the mandatory indemnification as described above or is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct required for statutory indemnification under Section 55-8-51 or was held liable to the corporation in a proceeding by or in the right of the corporation (except that a director held so liable to the corporation may recover only reasonable expenses incurred).

    Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify such persons. The Corporation has obtained policies insuring itself and its directors and officers to the extent that the Corporation may be required or permitted to indemnify directors or officers against certain liabilities arising from acts or omissions in the discharging of their duties.

Item 7.  Exemption from Registration Claimed

    Not Applicable.

Item 8.  Exhibits.

    See the Exhibit Index on page 7.


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

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               (iii)     To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on May 22, 1996.

                                 PCA INTERNATIONAL, INC.


                                 By:  _____________________________
                                      John Grosso
                                      President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                             Title                       Date

______________________________   Chairman of the Board             May 22, 1996
Joseph H. Reich
                                 Director (Principal
______________________________   Executive Officer)
John Grosso
                                 Senior Vice President
______________________________   Chief Financial Officer           May 22, 1996
Bruce A. Fisher                  Secretary (Principal
                                 Financial Officer and
                                 Accounting Officer)


______________________________   Director                          May 22, 1996
R. Stuart Dickson *


______________________________   Director                          May 22, 1996
Peter B. Foreman *

______________________________   Director                          May 22, 1996
George Friedman *

______________________________   Director                          May 22, 1996
Charlotte H. Mason *

______________________________   Director                          May 22, 1996
Albert F. Sloan *

______________________________   Director                          May 22, 1996
Stanley Tulchin *



     *By John Grosso, Attorney-in-Fact, pursuant to Power of Attorney attached as Exhibit 24.1 hereto.

                                   EXHIBIT INDEX

Exhibit                                                      Filed Herewith (*) or
Number                   Description                    Incorporated by Reference to
 4.1     Certificate of Incorporation for the Corporation  Exhibit 4(b) to Registration
                                                           Statement on Form S-2
                                                           (No. 33-50738)

 4.2     By-Laws of the Corporation as amended             Exhibit 3.4 to the Registrant's
               through May 29, 1992                        Quarterly Report on Form10Q
                                                           for the Quarter ended May 3, 1992

 4.3     PCA International, Inc. 1996 Omnibus              *
               Long-Term Compensation Plan

 5.1     Opinion of Robinson, Bradshaw & Hinson, P.A.      *
               as to the legality of the securities
               registered

 23.1    Consent of KMPG Peat Marwick LLP                  *

 24.1    Powers of Attorney for Directors signing          *
               this Registration Statement
